DBS Bank

Date: 22 April 2009

Our ref: P/HBHBC/00020/09

Armco & Metawise (H.K.) Limited
Room 1407
China Resources Building
26 Harbour Road
Wanchai, Hong Kong

BANKING FACILITIES

Dear Sirs,

DBS Bank (Hong Kong) Limited (the “Bank”, which expression shall include its successors and assigns) is pleased to advise that it is prepared to consider making available or continuing to make available the banking facilities detailed below (the “Facilities”) to the Borrower described below, subject to the provisions of this facility letter and the attached “Terms and Conditions Governing Banking Facilities and Services”.

A. BORROWER:

Armco & Metawise (H.K.) Limited

B. FACILITY LIMITS:

Type(s) of Facility                                                                           Facility Limit(s)
Back to Back Letter of Credit                                                                                     USD 12,000,000.-

C. PRICING AND CONDITIONS:

Unless otherwise provided herein, interest and commission(s) on the Facilities will be charged at the Bank’s standard rate that may be varied from time to time at the Bank’s discretion.

Back to Back Letter of Credit (“Back to Back L/C”)                                                                                                Maximum Validity: 6 months.

Issue documentary sight/usance L/C on back-to-back basis Conditions:

1)Lodgement of original Master L/C issued by acceptable bank in form & substance acceptable to the Bank. Terms and conditions of the master letter of credit must be acceptable to the Bank, must be strictly complied with and not varied or waived without the Bank's prior written consent.
2)	The Bank to retain control over goods / title documents (refer Notes Item (i) mentioned below) under each L/C (refer Notes Item (ii) mentioned below).
3)	Evidence of applicable cargo insurance cover.
4)	5% cash margin (or pledged deposit) for each outstanding of L/C issuing. The Bank reserves the right to ask for top-up of cash margin in case of adverse market condition.
5)	Usance Master L/C within 90 davs tenor.

DBS Bank (Hong Kong) Limited
Enterprise Banking
16 Floor, The Center
99 Quee’s Road Central
Central, Hong Kong
Tel 852 3668 5533
Fax 852 2169 0350
www.dbs.com

Armco & Metawise (H.K.) Limited                                                                                                                     Our ref: P/HBHBC/00020/09

Notes:

(i) "control over goods / title documents" means: Any L/C issued by the Bank to call for full set original marine bills of lading "issued to order of the Bank" or "to order + blank endorsed by shipper", Charter party bill of lading is allowed if covered by Master L/C.

(ii) Bill of lading indicating any clause relating to "delivery of goods without surrender of original bill of lading" or similar wordings is not acceptable.

Pricing/ Commission of Trade	Export Bills Collection Commission
Facilities:	1st USD50,000.-	1/8%
	Balance	1/16%
L/C Opening Commission/ Commission in Lieu of Exchange
	1st USD50,000.-	1/4%
	Balance	1/8%
Commission in Lieu on Import Bills for Back to Back Deal
Waive
Interest
Export L/C bill transit interest: 2.75% per annum over LIBOR or
Bank's Cost of Fund on the outstanding amount from drawdown
until repayment in full, as conclusively calculated by the Bank.
Set Up Fee of Facilities:	USD10,000.-

D. SECURITY AND CONDITIONS PRECEDENT:

Unless otherwise approved by the Bank, the Facilities will be made available or continue to be made available to the Borrower provided that the Bank has received each of the following, in a form and substance satisfactory to the Bank:

1 . This letter duly executed by the Borrower.

2.           General Commercial Agreement duly executed by the Borrower.

3.         (i) All monies Charge on Cash Deposit(s) duly executed by the Borrower in favour of the Bank;

(ii) the pledged deposit or cash margin in a principal amount of not less than 5% of the outstanding of Back to Back L/C Facility at any time, together with all interest accrued thereon. (The Bank has the right to require a margin on top of the amount specified above as pledged deposits)

4.           Letter of Comfort duly executed by China Armco Metals, Inc.

Armco & Metawise (H.K.) Limited                                                                                                                                Our ref: P/HBHBC/O0020/09

5.         Guarantee and Indemnity for an unlimited amount duly executed by Yao Kexuan.

6.	Guarantee Agreement ~ to secure all indebtedness owed by the Borrower to the Bank duly executed by Yao Kexuan

7.	Evidence on acceptance of appointment as process agent for Yao Kexuan in respect of service of legal process under the documents to which it is a party.

8.	All documents and/or other requirements for complying with Customer Acceptance Policies or similar requirements imposed by governing authorities and/or the Bank.

9.
Original or Certified copies of all necessary consents, approvals and other authorizations (including but not limited to those required by relevant governing authorities and/or the resolutions of the directors and shareholders of the Borrower and/or any security provider(s) in connection with the execution, delivery, performance and enforcement of this letter and all other documents mentioned above, if applicable.

10.
Original or Certified copies of all necessary registrations and filings as may be required by relevant governing authorities in connection with the execution, delivery, performance and enforcement of this letter and all other documents mentioned above, if applicable.

11.	Such other documents, items or evidence that the Bank may request from time to time.

E. FACILITY ADJUSTMENT AND TOP-UP REQUIREMENT

The Borrower shall comply with (and procure any security provider to comply with) at all times the security coverage ratio(s) specified in this letter or as may be determined by the Bank from time to time. If any of the security coverage ratio(s) shall at any time fall below the level required by the Bank, the Borrower shall provide additional security acceptable to the Bank and/or reduce the outstanding of the Facilities designated by the Bank, in order to comply with the relevant requirements within the time limit imposed by the Bank from time to time. Without prejudice to the rights of the Bank under this letter, the Bank is authorized, from time to time, to uplift, realize, collect or sell as the Bank may think fit and without being liable for any loss to the Borrower or any security provider, if applicable, all or any part of the securities pledged to the Bank without any prior notice to the Borrower or any security provider, if applicable, and to apply the proceeds in or towards satisfaction of the Borrower's indebtedness owing to the Bank.

F. COVENANTS AND UNDERTAKINGS:

The Borrower undertakes to the Bank that it will:

•
ensure that all consents, licences, approvals, registrations and filings (as appropriate) in connection with the Facilities, guarantee or securities as may be provided in relation to the Facilities granted hereunder are duly obtained, completed and will remain in fun effect throughout the period when there is outstanding under the Facilities .

•	promptly submit to the Bank:
a)
a certified copy of the audited (and, as appropriate, consolidated) financial statements of the Borrower and all corporate security provider(s), if applicable, as soon as they are available, but in any event within 10 months after the end of the financial year end and at any other time requested by the Bank;

ENT/SYS/0426(09/08)

Armco & Metawise (H.K.) Limited                                                                                                                                Our ref: P/HBHBC/O0020/09

b)	with reasonable promptness, details of any litigation, arbitration or administrative proceeding current or, to its knowledge, threatened or commenced against it; and
c)	other information that the Bank may request from time to time .

•	immediately inform the Bank of:

a)
any change of the Borrower's directors or beneficial shareholders (except where the Borrower is a listed company) or amendment to its memorandum or articles of association or equivalent constitutional documents.

b)	any substantial change to the general nature of the Borrowers existing business.

c)	any factor which may inhibit, impair or delay performance by the Borrower or the security provider(s), if any, of the obligations under any loan and security documents to which they are a party.

d)
the failure to continue to obtain consents, licenses, approvals, registrations and filings (as appropriate) in connection with the granting of the Facilities and/or the provision of securities (including without limitation guarantee(s) in relation to the Facilities granted hereunder throughout the period when there is outstanding under the Facilities.

G. OTHER TERMS AND CONDITIONS

The Facilities are available at the sole discretion of the Bank and are in all respects uncommitted. The Bank may at any time immediately modify, terminate, cancel or suspend the Facilities or any part of it, or otherwise vary the Facilities or any part of it, without the consent of the Borrower or any other person. Unless the changes are not within the Bank's control, the Bank shall give reasonable notice to the Borrower for any variation to the Facilities affecting the interest, fees and charges and the liabilities or obligations of the Borrower, and such variation shall take effect after the expiration of such notice which may be given by the Bank by such means as the Bank may at its discretion see fit.

Notwithstanding any provisions stated in this letter, the Facilities are repayable on demand by the Bank. The Bank has the overriding right at any time to require immediate payment of all principal, interest, fees and other amounts outstanding under this letter or any part thereof and/or to require cash col1ateralisation of all or any sums actually or contingently owing to it under the Facilities.

The "Terms and Conditions Governing Banking Facilities and Services" attached and/or referred to in this letter form an integral part of this letter and the Borrower agrees to observe and be bound by them.

This letter and the Facilities shall be governed by the laws of the Hong Kong Special Administrative Region and the parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

Please signify your understanding and acceptance of this offer by signing and returning to us the duplicate copy of this letter and provide each of the items under the section headed "Security And Conditions Precedent" above, for the attention of Mr. Alex Wong ("Designated Relationship Manager"), within one month from the date of this letter, otherwise the offer will lapse at the discretion of the Bank.

We enclose a set of documents which should also be completed and returned to us. If you have any queries, please contact the Designated Relationship Manager at telephone number 3668-5555.

Armco & Metawise (H.K.) Limited                                                                                                                                Our ref: P/HBHBC/O0020/09

We are pleased to be of service to you

Yours faithfully,
For and on behalf of
DBS Bank (Hong Kong) Limited

/s/ ________________________
Authorized Signature

FN/mh Encl.

We hereby confirm our understanding and acceptance of all the terms and conditions set out in (i) this letter and (ii) the "Terms and Conditions Governing Banking Facilities and Services" attached to this letter and our agreement to be bound by all of them.

Signed for and on behalf of
Armco & Metawise (H.K.) Limited

/s/ Kexuan Yao
Authorized signor(s)

Signature of Witness

/s/__________________________
Name of Witness:
Hong Kong Identification / Passport No:

Terms and Conditions Governing Banking Facilities and Services

These Terms and Conditions form an integral part of the banking facility letter ("Banking Facility Letter") from DBS Bank (Hong Kong) Limited to the Borrower to which they are attached.

1.      Definitions and Interpretation
1. 1 The terms below used in these Terms and Conditions shall have the corresponding meanings:
"Agreement" the Banking Facility Letter together with these Terms and Conditions (including any supplement) and any other terms and conditions and/or agreement referred to In the Banking Facility Letter

"Assets" includes present and future properties, revenues and rights of every description.

"Bank" DBS Bank (Hong Kong) Limited which includes all its branches and offices wherever situated and its successors, assigns and any other person with which the Bank mergers or consolidates.
"Banking Facility Letter" the banking facility letter(s) (including all its attachments, schedules, appendices, amendments and supplements issued by the Bank in relation to facilities extended by the Bank to the Borrower, to which these Terms and Conditions are attached.
"Bank's Cost of Funds" the cost of funding of the Bank as may be determined by the Bank from l~TT1e lO time
"Borrower" the Borrower specified " the Banking Facility letter, and where there is more than one Borrower, all references to the Borrower" shall mean all such persons or anyone or more of them.
"Business Day" a day on which commercial banks in Hong Kong and, if applicable, the principal financial center of the relevant currency are open for business (other than a Saturday)
"Exchange Rate" the rate for converting one currency into another currency that the Bank determines to be prevailing in the relevant foreign exchange market at the relevant time, such determination to be conclusive and billing on the Borrower
"Facilities" the banking facilities (or any pan of It/ specified in the Banking Facility Letter and such other facilities, loans, overdrafts, advances, etc. from time to time made available by the Bank.
"Fixed Deposit Rate" the deposit interest rate for fixed deposits pledged to the Bank as security for Its corresponding Banking Facility.

"HIBOR" the Hong Kong Interbank Offered Rate quoted by the Bank for the relevant period.

 "LIBOR" the London Interbank Offered Rate quoted by the Bank for the relevant period.

 "Prime Rate" the rate which the Bank announces or applies from time to time as its prime rates for lending Hong Kong Dollars, or where applicable, for lending United States Dollars.

"Services" any banking services provided by the Bank.
1.2           Unless a contrary ,indication appears, a reference in the Agreement to:

a) a person Includes an individual, a company, sole proprietorship, partnership or body unincorporated and its successors and assigns.

b) any document includes a reference to that document 2S amended, varied, supplemented, replaced or restated from time to time: and
c) a provision of law is a reference to that provisions as amended or re-enacted
I .3           Unless the context otherwise requires, words importing the singular include the plural and vice versa and the neuter gender includes the other genders.
1 4           Any matter required to be done on a particular date which is not a business day shall be done on the next following business day.
1.5           Headings are for convenience only and are to be Ignored in construing these Terms and
Conditions.

2. Application
2.1 These Terms and Conditions shall apply to any Facilities and Services which the Bank in its sole discretion, may agree to make available and provide to such extent and in such manner as the Bank thinks fit.
2.2 These Terms and Conditions shall be subject to such other terms and conditions which may be specified by the Bank from time to time In the Banking Facility Letter, other documents, agreements or applications.
2.3 In the event of any conflict or inconsistency between these Terms and Conditions and the provisions of the Banking Facility Letter, the latter shall prevail.
3.Payments
3.1 Unless otherwise agreed In writing by the Bank, all payments made under the Agreement shall be made in immediately available funds to the Bank before noon on the due date.
3.2 All payments by the Borrower to the Bank shall be made without any set-off, counterclaim, deduction, withholding or condition of any kind, If the Borrower is compelled by law to make any withholding or deduction, the sum payable by the Borrower shall be Increased so that the amount actually received by the Bank is the amount it would have received if there had been no such withholding or deduction.
3.3 Payment by the Borrower to the Bank shall be in the currency of the relevant liability or, If the Bank so agrees in writing, In a different currency, in which case the conversion to that different currency shall be made at the Exchange Rate'. The borrower shall be liable for any shortfall if the converted currency is less than the outstanding liability.
3.4 Any monies paid to the Bank in respect of the Borrower's obligations may be applied in or towards satisfaction of the same or placed to the credit of a suspense account with a view to preserving the Bank's rights to prove for the whole of the Borrower's outstanding obligations.
3.5 If any payments paid to the Bank in respect of the Borrower's obligations are required to be repaid by virtue of any law relating to insolvency, bankruptcy or liquidation or for any other reason the Bank shall be entitled to recover such sums from the Borrower as If such monies had not been paid.
4.Drawings Against Unlearned Amounts
In the event the Bank permits the Borrower to draw against funds to be collected or transferred from any account(s), the Borrower shall on demand reimburse the Bank In full the amount so drawn If the Bank does not receive the funds in full at the time the Bank ought to have received the same or if, after the Bank has accepted the transfer, the Bank is prevented from collecting or freely dealing with the funds In accordance with its usual banking practice.
5. Letter of Credit
For facility relating to Letters of credit calling for cargo receipt, If so agreed to be granted by the Bank, the beneficiaries and each of the individual limits are .subject to the Bank's approval on a case-by-case basis. The Bank may from time to time carry out at the Borrower's expense updated searches of the said beneficiaries and all related (costs and fees may be debited 10 the borrowers) account.
6. Account Payable Financing
Payment under the Facility shall be made directly to the relevant supplier. The suppliers and each of the individual facility limits are subject to the Bank's approval on a case-by-case basis The Bank may from time to time carry out at the Borrower's expense updated searches of the said suppliers and all related costs and fees may be debited to the Borrower's account

7. Negotiation under Documentary Credit
If a discrepancy is found in the underlying letter of credit documents, then notwithstanding anything contained in the Agreement, (the Bank may at its absolute discretion refuse to negotiate any such documentary credit and/or bill(s)).

8. Documents against Acceptance Bills Purchased and Documents against Payment Bills purchased with Insurance Cover
8.1 The Bank has or may from time to time take out and do all things as appropriate or necessary to effect and maintain an insurance policy with such reputable insurance company or companies on such terms and in such value to cover such risk(s) related to the Facility as the Bank may deem fit, and the Borrower agrees to reimburse the Bank, without deduction, for all monies expended including but not limited to insurance premium In relation thereon.
8.2 The Borrower is required to comply with all the terms and conditions of such policies as shall from time to time be entered into between the Bank and any insurance company as the Bank may deem fit and the Borrower undertakes and warrants not to do or omit to do or permit or cause or suffer to be done any act, matter or thing whatsoever whereby any such policy of insurance may be rendered void or voidable or whereby any premium may be increased.
8.3 Such arrangement shall not extinguish the Borrower's obligations under the Facility, and the Borrower agrees to render such co-operation and assistance as the Bank may require to connection with any claim or other matter arising in connection with any such insurance policy.
9. Treasury Facilities
9.1 For any foreign exchange, options, futures, swaps or other structured or derivative products, applications will only be considered by the Bank subject to its receipt of the documentation that the Bank may require from time to time. Any treasury related contract will be entered into by the Borrower at the rate(s) quoted by the Bank at its absolute discretion.
9.2. The terms included or referred to in the relevant confirmation issued by the Bank shall apply to all treasury related transactions between the Borrower and the Bank.
9.3 The Borrower warrants that it will enter into any transaction with the Bank solely in reliance upon Its own judgment and at its own risk, and the Bank shall not be responsible for any loss or other consequences suffered or incurred by the Borrower, whether or not acting on advise received from the Bank.
9.4 The treasury related contract amounts shall be subject to the relevant facility limit(s) (if any) stipulated in the Banking Facility letter and the risk exposure limits set (either advised or otherwise) by the Bank from time to lime.
9.5 The Bank may from time to time mark the Borrower's outstanding treasury related contracts to market by reference to the prevailing market rate or quotation in order to calculate the Borrower's gain or loss under the contracts. If the Bank determines that the Borrower has incurred a loss under any such contracts by the then prevailing mark-to-market calculation, the Borrower shall forthwith pay such sum or deliver such collateral as required by the Bank to cover such loss.
9.6 The Bank has the right to close out and/or terminate any or all outstanding treasury
a)   the Borrower fails to perform any terms of the Agreement including its default In payment;

b) the outstanding contracts amounts exceed the facility Iimit(s) (if any) or the Bank's risk exposure limit(s);

c) the Borrower shall become insolvent or suspends payment of any debt when due or subject to any bankruptcy or winding-up petition; or
d) any circumstances have arisen or continued which, in the Bank's opinion, might adversely affect the Bank's position under the relevant contracts
Upon closing-out or termination of the treasury related (Contracts, the Borrower shall pay to the Bank any loss incurred under those contracts. Such loss shall be determined by the Bank (acting in good faith) based on the replacement market value of the contract, so closed-out or terminated, which determination shall be binding and conclusive on the Borrower.
10,           Application of Proceeds

10.1 The Bank may apply the net proceeds of any sale, disposition or dealing of the security of the Borrower towards discharge of the Borrower's obligations to the Bank In whatever priority that the Bank may determine.
10.2 The Borrower shall, upon demand by the Bank:

a) Provide such further security in form and value as maybe, required in the opinion of the Bank sufficient to secure any of the Borrower's obligations to the Bank; and

b) execute and deliver to the Bank any documents in form and substance satisfactory to the Bank over any of the Borrower's assets as the Bank specifies in any such demand
10.3 Save for negligence or willful default. The Bank shall not be liable for any loss or damages or depreciation in value of any security granted in favour of any Bank due to the Bank's exercise of any of its rights over of any security
11. Interest
11.1 The Bank shall charge interest on any sum(s) outstanding or owing by the Borrower from time to time. Unless otherwise specified, interest will accrue on a daily basis and shall be calculated, compound and payable on such basis and in such manner as the Bank may determine at its absolute discretion.
11.2 Save as otherwise specified, interest will be calculated by reference to the actual number of days elapsed and a 365-day year if the Facility is in HK Dollars, Pounds Sterling, Singapore Dollars or Malaysia Ringgit or a 360-day year if the Facility is in any other approved foreign Currencies
11.3 If the interest rate in respect of any Facility is expressed to be a margin over the Prime Rate, the Bank shall be entitled, in its reasonable discretion, at any time to substitute the Bank's Cost of Funds in place of the Prime Rate in calculating the interest payable under such Facility. If the Interest rate in respect of any Facility’s expressed to be a percentage less than the Prime Rate, the Bank shall be entitled, in its reasonable discretion, at any time to replace such interest rate by the Bank's Cost of Funds as the applicable interest fate in respect of such facility,
11.4 If any amount under the Banking Facility Letter is unpaid on due date or exceeds the permitted facility limit, such overdue or excess sum will be subject to the Bank's then prevailing overdue or over limit interest rate, and may be compounded monthly or at such other intervals as the Bank may determine. The Bank may without prejudice to Its other rights, increase the interest rate on the entire amount outstanding under the Banking Facility letter if any amount becomes overdue.

LETTER OF COMFORT

To: DBS Bank. (Hong Kong) Limited

Date 15/5/2009

Letter of Comfort

Dear Sirs,

We hereby acknowledge that DBS Bank. (Hong Kong) Limited (the "Bank") at our request or at its discretion has granted or will from time to time grant credit facilities to our Subsidiary Armco & Metawise (H.K.) Limited (the "Subsidiary").

We confirm that the aforesaid credit facilities are beneficial to our group comprising ourselves and our subsidiaries, and irrevocably undertake that as long as any credit facility is in effect and/or any obligations or liabilities of the Subsidiary to the Bank whether actual or contingent are outstanding:

1.           We shall not and shall not enter into any agreement or arrangement to dispose of, reduce or create any security interest in or grant any option over our shareholding or interest in the Subsidiary without giving one month's prior written notice to the Bank. In the event of any such disposal, reduction or creation of any security interest in or option over our shareholding or interest in the Subsidiary, we will forthwith on demand by the Bank deposit with the Bank by way of security prior to such disposal, reduction or creation, such securities which in the sale judgment of the Bank are satisfactory and sufficient to secure the obligations of the Subsidiary towards the Bank.

2.           We will ensure that the Subsidiary will operate at all times as a going concern. We will further keep and maintain the Subsidiary in a sound financial position which will enable the Subsidiary to meet all its obligations and if necessary we will make funds available to the Subsidiary to discharge its obligations and liabilities to the Bank and undertake not to take or permit any action which could result in the Subsidiary being unable to carry on its business or otherwise defaulting under the credit facilities.

Yours Faithfully

/s/ Kexuan Yao________________________
signed by Kexuan Yao
Director
duly authorized for and on behalf of
China Armco Metals, Inc.

Guarantee Agreement (Translation)

Yao Kexuan
(Guarantor)

And

Armco & Metawise (H.K.) Limited
(Borrower)

And

DBS (H.K.) Limited
(Lender)

Guarantee Agreement

2009-05-15

This <Guarantee Agreement> (The “Contract”) is signed by the below parties on 2009-05-15:

1.           Guarantor:
Yao Kexuan
Address:
ID Number:

2.           Borrower:
Armco & Metawise (H.K.) Limited
Address:

3.           Lender:
DBS (H.K.) Limited
Address:

Based on:

1. On April 22, 2009, the Lender of this Contract issue to the borrower of this contract <Bank Credit Facilities: Armco & Metawise (H.K.) Limited>, the borrower had, on __________,  accepted and signed agreeing to all terms with in the letter of the Bank Credit Facilities( the above grant letter includes all following addendums, amendments, and changes, the “Grant Letter” ); The Grant Letter states: after the fulfillment of all its terms and conditions, the lender will provide to the borrower a loan or credit facilities of USD 12,000,000.00.

2. According to the Grant Letter and/or the request of the lender, the borrower must obtain Yao Kexuan (the Guarantor of the Contract)’s consent to be responsible for guarantee for the full loan. This requirement is a prerequisite for the Borrower to receive or continue the loan and or credit facilities.

According to the Grant Letter and/or the Lender’s above arrangement and requests, the Guarantor voluntarily provide the guarantee for the borrower; Through the negotiation of all the parties, have come to the conclusion of the below terms for all parties to follow.

1. Guarantee of loan amount

Under this Contract, the loan amount guaranteed by the Guarantor is the full amount owed by the Borrower under the Grant Letter, including principle, interest, penalty interests, penalties, compensation for loss, fees, expenses, related arbitration and court fees, legal fees etc.

2. Period of Guarantee

The period of Guarantee is in effect as of the date of signing, till two years after the expiration of all the loads under the Grant Letter. During the period of Guarantee, the Lender has the rights to ask the Guarantor to take responsibility of the guarantee.

3. Range of Guarantee

The Guarantor agrees: Once requested by the Lender, immediately repay all remaining loan amounts owned by the Borrower under the Grant Letter, including but not limited to principle, interest, penalty interests, penalties, compensation for loss, fees, expenses, related arbitration and court fees, lawyer’s fees etc.

4. Nature of Guarantee

4.1 Basic nature of this guarantee

Under this contract, the Guarantor carries a non-condition, non-revocable joint and several responsibility.

4.2 Other attached nature of the Guarantee

(1) This Guarantee is a independent guarantee, its validity is not effected or limited by any contract and agreements or nullification agreements relating to the loan.

(2) The right given to the Lender under this Contract is not affected or limited by other contracts or agreements. Under any circumstances, as long as the Borrower does not pay back the loan when due, the Lender has the right to request for the Guarantor to carry out his responsibility to the loan, without having to claim the rights of any other parties( including but not limited to the Borrower, other Guarantor, provider of collateral, etc. )or arbitration or any other action.

(3)This Guarantee is a continuous guarantee, and will be affective in the duration of the guarantee, till the loan is paid in full.

(4) As long as the Guarantor takes responsibility to the Lender for any current, future, existing or potential loans under the Grant Letter, the Guarantor will be responsible for guaranteeing these loans; this responsibility will not be affected by any unforeseen element.

(5) Under this Contract, the guarantee responsibility taken by the Guarantor is unconditional, and will not be excused or lessen due to any of the following reasons:

(a) Any correction, addition, or removal to the terms and conditions of the Grant Letter;

(b) Any relief of time or other conditions or any discounts given to any other party by the Lender;

(c) Any agreements made by the Lender with any other party or the Lender waiving or changing any of his rights to any other party;

(d) Any party’s change in legal position or composition, including stock exchange, bankruptcy, liquidation, merger, takeover, reorganizing, death, incapacitated, or other conditions of other limitations, or the change of any party’s name or business scope;

(e) Any party, for any loan, providing any other guarantee, mortgage, collateral or any other assurance.

(6) If there is more than one Guarantor under this contract, the responsibility each Guarantor carry is individual and jointly, the Lender has the rights to demand the amount of the loan from multiple or one Guarantor.

5. Guarantee of payment of loan

5.1 At the expiration of terms of any of the Borrowers loans, including the advanced expiration due to any legal, statutory circumstances, or terms on agreements or contracts between the Lender and the Borrower, due to any reason if the Borrower is unable to at its due date payback the capital, interest, or any other required payments, within 7 days of receiving the payment notice from the Lender, the Guarantor is to pay back in full the amount on the payment notice in its indicated amount, currency, method, date, location and any other  payment instruction, unconditionally as the primary borrower to the lender.

5.2 Other than if there is any major error, the payment notice issued by the Lender has obsolete rights, and it’s contain has restricting rights to the Guarantor.

6. Rights to claim

6.1 Before all loan amount is paid off, the Guarantor cannot received or exercise any rights to claim, or demand any payment of loan from the Borrower before the Lender.

6.2 Before the loan is paid in full, the Guarantor cannot, without written consent of the Lender, take the Lender’s place and demand payment of the loan or accept any other party’s other guarantee or assurance. If the Guarantor violates these terms and receives guarantee, such guarantee should be regards as the Guarantor receiving on behalf of the Lender. The Guarantor is to transfer all related documents, collaterals, and terms and conditions to the Lender.

7. Objection rights

The Guarantor under this contract, within the allowance of the law, agrees to forgo all rights to objection.

8. Declaration and Commitment

8.1 The Guarantor declares the followings:

(1) The Guarantor is a legal entity in accordance with all use of the law with full capacity for civil conduct.

(2) The Guarantor signed this Contract voluntarily, and willingly, without the coercion of any party. The Guarantor’s responsibility under this contract is legal, binding, and enforceable according to its terms and conditions.

(3) The Guarantor will obtain and maintain all authorization, approval, records, and registrations applicable and legally required relating to this contract, and comply with all the terms and conditions, and take any other required actions, to ensure the Guarantor has the legal rights to sign this contract and to perform the contractual obligations, and to ensure this contract is legal, valid, binding, can be used as evidence in arbitrations and can be enforced.

(4) From time to time, at the request of the Lender, the Guarantor will sign any documents or contracts or perform any actions and arrangements to ensure the rights of the Lender under this contract.

(5) At the request of the Lender, the Guarantor will pay to the Lender all fees and expenses to the negotiation, drafting, printing, signing, enforcement, or any other action, relating to this contract, including legal fees, and arbitration fees.

(6) At the request of the Lender, the Guarantor will pay to the Lender all fees and expenses relating to stamp-duty, notary fee, registration fee, and any other similar tax and duty relating to this contract, and at the request of the Lender compensate for any liabilities due to the delayed or missing payments of the above tax and duties.

(7) If the Guarantor fails to pay all the items as stated in (5) and (6), at requested by the Lender, the Guarantor should immediately pay to the Lender all related items, and pay to the Lender an interest aroused from the amount from the date of payment due till the date when it is paid in full at a rate the Lender sees fit.

9. Tax

All the items paid by the Guarantor within the limit of this contract, cannot deduct any tax of any nature, and cannot for the reasons of offsetting any allowances, or any other reason deduct or reduce. If any deduction or reduction of the above tax items is required by law, the Guarantor should pay to the Lender an additional sum in the amount and as compensation to the Lender for the difference.

10. Currency

10.1 The Guarantor under this contract shall guarantee to the Lender the currency of the loan specified on the Grant Letter, or any other currency with the written consent of the Lender.

10.2 If the Lender receives, with this contract as the basis, from the Guarantor any sum that is in a currency different from the currency stated in 10.1, the Lender has the rights to convert the received sum into the above discusses currency as soon as its procedural processing time, the Guarantor shall make up the difference in payment amount to the Lender. Under any circumstances, the Guarantor will pay in full to the Lender any fees and expenses resulting from the exchanging of currencies.

10.3 The responsibility under this term is an independent responsibility, in addition to the Guarantor’s responsibilities under this contract. This term may be taken as an independent agreement for the purpose of legal action and enforcement.

11. Certification and Basis

11.1 The certifications and basis for the notice of payment by the Lender, with in its scope of business, in the case the Borrower has not made the loan payments to the Lender, other than if there is major errors, its contents is binding to the Guarantor.

11.2 Any documentation or certifications signed by the Lender’s management, employee, or legal representative, regarding the amount of this loan, other than if there is major errors, its contents are binding to the Guarantor.

12 Lien and Direct Deduction

Guarantor agrees that when the Borrower has breached the contract, besides all the other rights conferred by law, the Lender is entitled to the lien on the properties owned or controlled by Lender and appointee at any time, no matter it is for property preservation or other purpose. In addition, regardless of the place where the bank accounts were opened or paid, the Lender has the right to withdraw the funds from any account opened by the guarantor (if the account is certificate of deposit, the Lender has the right to withdraw the fund when the deposit matures), to offset the due debts owed by the Borrower to the Lender under this contract.

13 Transfer

13.1 Without written consent by the Lender, the guarantor shall not transfer all or any rights or obligations under this contract to any third party.

13.2 When the Lender follows the legal procedure to transfer all or any rights under the Credit Extension Letter to any third party, the Lender can transfer the corresponding rights under this contract to the transferee without necessity to obtain consent from the guarantor in advance. After the transfer is completed, the guarantor shall continue to take liabilities on guaranties as previously.

14 Waiver of Immunity

The signing and execution of this contract is a pure business activity. The guarantor has not any immunity, and irrevocably agrees to waive any potential immunity that may be applicable in the future.

15 Notice

15.1 The notices or other communications related to the contract shall be in written, via telex, fax, or letters.

15.2 If the recipient is the guarantor and/or Borrower, the notices shall be delivered to the legal or office address or the latest telex or fax number known to the Lender. If the notices are delivered via telex or fax, they shall be regarded as being delivered as soon as they are sent. If the notices are mailed out, under the condition that the address is correct and postage is paid, the notices shall be regarded delivered seven days later, no matter whether the mail is returned eventually. But the notices or communications that are from the guarantor to the Lender take effect only when the Lender has actually received the notices.

16 Rights Reservation

That the Lender delays or fails to, or partially exercise the rights conferred by this contract at any time shall neither be regarded as the action to give up the right nor impact the capability of the Lender to further exercise this or any other rights under this contract. That the Lender does not pursue the liabilities of the guarantee under this contract at any time shall not hinder the Lender from pursuing the related or unrelated liabilities under this contract in the future. The rights conferred by this contract to the Lender do not hinder the obgliee from being entitled to other legal rights.

Clause 17 Clause Severability

Under the circumstance that any clause of this contract is regarded illegal, invalid or inappropriate for compulsory enforcement subject to any law, the legal force of other clauses of this contract remains unimpaired (the aforementioned clause that is illegal, invalid or inappropriate for compulsory enforcement shall no longer be a component of this contract), and the validity, effect, and capability for compulsory enforcement of other  clauses shall not be impaired.

18 Applicable Laws

This contract is subject to the laws of People’s Republic of China.

19 Jurisdiction

19.1 All parties involved in this contract agree that the disputes related to the contract shall be under the non-exclusive jurisdiction of Chinese courts. The complaints filed to Chinese court or the compulsory enforcements requested by the Lender to the guarantor per the terms of the contract are under the jurisdiction of the court where the Lender resides. If the property of the guarantor is located in other places, the Lender has the right to choose the jurisdiction of either court where the Lender resides or the property is located. No matter which jurisdiction the Lender chooses, the guarantor shall give the consent.

19.2 The above clause shall not hinder the Lender from filing complaint or requesting compulsory enforcement to any court that has jurisdiction or pursue in one or multiple jurisdiction areas simultaneously or at different times.

20 Legal Binding

This contract has legal bindings on the guarantor, Lender and their corresponding heirs.

21 Come into Force

This contract shall come into force upon being signed off by the guarantor, Borrower, and Lender. If government approval and registration are required by Chinese laws and regulations for the contract to take effect, the Guarantor shall follow the legal procedure to apply for approval and registration.

22. Notarization

After the signing of this contract, if deem necessary by the Lender, at the request of the Lender, the Guarantor, and Borrower should act in full cooperation with the Lender to apply for a notarized loan agreement at the Shenzhen city Notarization Facilities. If the Guarantor fails to comply with the terms of the contract after the above procedure, the Lender may, without prior notice to the Guarantor, directly ask the governing court to enforce the contract.

23. Other

23.1 The titles of this terms and conditions is just for the reasons of reference, it does not affect the definition of the terms.

23.2 This Contract is the accessory contract to the Grant Letter, and has the same legal rights as the Grant Letter.

This Contract shall have four copies of the same format; each party will hold one copy. The Lender shall hold the extra copy, for use of notarization.

Guarantor: /s/ Yao Kexuan
Signaure

Borrower: Armco & Metawise (H.K.) Limited)
Stamp and signature: /s/ Yao Kexuan

Lender: DBS Bank (Hong Kong) Limited
Stamp and signature: /s/ ____________________

Mortgage or Change Details
(Companies Ordinance ss.80 (1), 81(1), 82(1), 91(1), & 91 (5))
Companies Registry
Form M1

Important Notes:
Please read the accompanying notes before completing this form.
Please print in black ink

Company number
0763031

1. Company Name
Armco & Metawise (H.K.) Limited (“the Company”)

2. Instrument Creating or Evidencing the Mortgage or Charge.
*note 10

Description of Instrument
Charge on Cash Deposit(s) to secure Liabilities of the Deposit(s) (“Charge”)

Date of Creation
DD/MM/YYYY

3. Amount Secured
Use Continuation Sheet A is space is insufficient
Please refer to Continuation Sheet A

4. Particulars of Mortgagee or Chargee
*Note 11
Name
DBS Bank (Hong Kong) Limited (“Bank”)

*Note 12
Address
11th Floor, the Center, 99 Queen’s Road Central, Hong Kong

*Note 5
Presentor’s Reference
Name: DBS Bank (Hong Kong) Limited
Code:
Address: 11th Floor the Center
99 Queen’s Road Central
Hong Kong

Tel:
Fax:

E-mail Address:

Reference:
M1 COD (Own) (12/07)

Specification No. 3/2007 (Revision) (Dec. 2007)

Form M1
Company number
0763031

5. Commission, Discount or Allowance payable to the Subscriber of the Debenture
*Note 13
Amount/ Percentage
N/A

6. Short Particulars of the Property Mortgaged or Charged
Use Continuation Sheet B if space is Insufficient

a. Landed Property
1st property
2nd property

b. Other Types of Property
Please refer to Continuation Sheet B and the Definition in Continuation Sheet A

7. Date of Acquisition of Property
N/A

This Form includes 1 Continuation Sheet(s) A and 1 Continuation Sheet(s) B

Signed: /s/ Kexuan Yao
Name:
*Note 7
Company/Mortgagee/Chargee*
(Director/Secretary/Authorized Representative)
Date:15/05/2009

Delete whichever does not apply

Form M1	Continuation Sheet A Company number 0763031

Amount Secured (Section 3)

All sums of money and liabilities whether actual or contingent, as at the date of the Charge or in the future owing or incurred to the Bank on any account whatsoever by the Company whether as principal or surety and whether from the Company solely or from the Company jointly with any other person or persons or from any firm in which the Company may be a partner and in whatever style, name or form, and including (without limitation):

(i)
the amount of (01) any loans, acceptances or other credits or advances made to or for the accommodation or at the request of the Company, (02) any notes or bills, made, accepted, endorsed, discounted or paid by the Bank, (03) any liability under guarantees, indemnities, foreign exchange contracts (spot, forward or otherwise), documentary or other credits or any other instruments whatsoever assumed or given or entered into by the Bank for or at the request of the Company and (04) any liability under all hire purchase agreements and financial, equipment, motor vehicle and other leases entered into between the Bank and the Company; and

(ii)
(01) interest to the date of payment (notwithstanding any demand, judgment, death, dissolution, insolvency or other incapacity of the Company or any other person) at such rates and upon such terms as may from time to time be payable, (02) all commissions, discounts, fees and other charges payable to the Bank and (03) all sums, disbursements and other expenses paid or incurred by the Bank, in relation to the Bank's provision of banking or credit facilities or other financial accommodation (including, without limitation, pursuant to hire purchase agreements and financial, equipment, motor vehicle and other leases) to the Company, the implementation of the provisions of, or exercise of rights under, the Charge or the perfection or enforcement (or attempted perfection or enforcement) of the security or any other guarantees or encumbrances for any indebtedness of the Company to the Bank, including all reasonable legal costs and all other costs and expenses and any exchange control premiums, penalties or expenditure on a full indemnity basis (collectively "Liabilities").

Definitions: (Applies both for Continuation Sheet A and B)

"Bank" shall include its successors and assigns and any of its branches and persons deriving title under the Bank;

"Deposit" means all deposits, credit balances and monies as at the date of the Charge or in the future deposited by the Company in accounts maintained with or held by the Bank, whether such accounts are opened in the name of the Company individually or jointly with any other person or persons or whether such deposits, credit balances and monies are represented or evidenced by instruments having specifications or dates different from the original instruments representing or evidencing them or held in different accounts, as the same may from time to time be increased or decreased, and including, for the avoidance of doubt, all interest (compounded or otherwise) accrued thereon and other amounts of principal added thereto or otherwise, and the expression "Deposit" shall also include, for the avoidance of doubt, any currency into which such sums may from time to time be converted and all renewals and/or replacements of such sum(s);

"dissolution" means, in relation to any person, the supervision, winding-up, liquidation or bankruptcy of that person, and any equivalent or analogous procedure under the law of any jurisdiction and "dissolved" shall be construed accordingly;

"encumbrance" means any mortgage, charge, pledge, lien or other encumbrance, priority or security interest whatsoever over or in any property, assets or rights or interests of whatsoever nature and includes any agreement for any of the same and "encumber" shall be construed accordingly;

"the security" means the Charge and the security constituted by it.

Specification No. 3/2007 (Revision)(Dec. 2007)

Form M1	Continuation Sheet B Company number 0763031

Short Particulars of the Property Mortgaged or Charged (Section 6)

Description of Property Mortgaged or Charged

(1)           By way of first fixed charge and agreement to charge :

the Deposit and all right, title and interest of the Company whatsoever, present and future, thereto and therein, together with any certificates of deposit or other instruments or securities evidencing title, or otherwise relating, thereto and any account to which the same is credited (Clause 3 of the Charge).

(2)           By way of set-off:

any sum standing to the credit of anyone or more of the accounts of the Company with the Bank (whether current, deposit, loan or of any other nature whatsoever and whether subject to notice or not and whether such sum or sums is/are unmatured deposits and including, without limitation, the account to which the Deposit is credited) wheresoever situate (Clause 5.5 of the Charge).

Notes

By Clauses 4.2 (a) and (b) of the Charge, the Company undertakes and agrees that, during the continuance of the security, the Company shall not:

(i)           Withdraw the Deposit or any part thereof or any other amounts for the time being subject to the Charge except with the Bank's prior consent;

(ii)           Encumber, assign, transfer or otherwise deal with or grant or suffer to arise any third party rights over or against the whole or any part of the Deposit or any other amounts for the time being subject to the security, or purport so to do.